UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

XT ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Fuqiao Village, Henggouqiao Town,

Xianning, Hubei, China 437012
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

XIANGTIAN (USA) AIR POWER CO., LTD.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The corporate name of Xiangtian (USA) Air Power Co., Ltd. (the “Company”) was changed to “XT Energy Group, Inc.” through the merger of the Company with its wholly-owned subsidiary, XT Energy Group, Inc., a Nevada corporation (the “Subsidiary”). Pursuant to an agreement and plan of merger, dated November 5, 2018, between the Company and the Subsidiary (“Plan of Merger”), the Subsidiary was merged with and into the Company and the Company’s name was changed to XT Energy Group, Inc. Pursuant to the Plan of Merger, the Articles of Incorporation of the Company prior to the merger remains the Articles of Incorporation of the Company following the merger without change other than the change of the Company’s corporate name to XT Energy Group, Inc. Pursuant to Section 92A.180 of the Nevada Revised Statutes, the merger did not require stockholder approval.

Both our CUSIP number and our trading symbol for our common stock which trades on the OTC QB of the OTC Markets Group, Inc. will change in the future as a result of the name change.

Both the name change and symbol change will take place in the marketplace upon approval by Financial Information Regulatory Association, Inc.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	Plan and Agreement of Merger between the Company and Subsidiary, dated November 5, 2018
3.1	Articles of Merger of Subsidiary into the Company, dated November 5, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018	XT Energy Group, Inc.

	By:	/s/ Zhou Deng Hua
Name: Zhou Deng Hua
Title: Chief Executive Officer

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